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Exhibit 3.65

Amended and Restated
By-Laws
of
Summit Research Corporation
August 2002

Article I.
Offices

        The principal office of the Corporation in the State of Alabama shall be located in the City of Huntsville, Madison County. The Corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

        The registered office of the Corporation, required by the Alabama Business Corporation Act to be maintained in the State of Alabama may be, but need not be, identical with the principal office in the State of Alabama, and the address of the registered office may be changed from time to time by the Board of Directors.

Article II.
Shareholders

        Section 1.    Annual Meeting.    The annual meeting of the shareholders shall be held on the 1st day in the month of October in each year, beginning with the year 2002, at the hour of Two O'clock, P.M., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a weekend or a legal holiday in the State of Alabama, such meeting shall be held on the next succeeding business day. If the election of directors shall DOI be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

        Section 2.    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by any member of the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the capital stock of the Corporation entitled to vote at the meeting.

        Section 3.    Place of Meeting.    The Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Alabama, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Alabama.

        Section 4.    Notice of Meeting.    Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 234 of the Constitution of Alabama, as the same may be amended from time to time.

        Section 5.    Closing of Transfer Books or Fixing of Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Director of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a data as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is marked or the date on which the resolution of the Board of Directions declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        Section 6.    Voting Record.    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to any meeting of shareholders, such list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder(s) making written request therefor, at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

        Section 7.    Quorum.    A majority of the outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of such shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally noticed. The shareholders present at a duly organized meeting may constitute a quorum to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a majority of the outstanding shares of stock.

        Section 8.    Proxies.    At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Section 9.    Voting of shares.    Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

        Section 10.    Voting of Shares by Certain Holders.    Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such other Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other Corporation may determine.

        Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name and no corporate trustee shall be entitled to vote in the election of directors shares held by it solely in a fiduciary capacity if such shares are shares issued by the Corporate trustee itself.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do so is contained in an appropriate order of the court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

        Section 11.    Informal Action by Shareholders.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Article III.
Board of Directors

        Section 1.    General Powers.    The business and affairs of the Corporation shall be managed by its Board of Directors.

        Section 2.    Number, Tenure and Qualifications.    The number of directors of the Corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Alabama or shareholders of the Corporation. The Shareholders or the Board of Directors may elect a Chairman who shall preside at all meetings of the Board.

        Section 3.    Regular Meetings.    A regular meeting of the Board of Directors shall be held without notice, other than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional regular meetings without notice other than such resolution.

        Section 4.    Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the President or any director.

        Section 5.    Place of Meeting.    The Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any regular or special meeting of the Board of Directors. Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other that the same time and participation by such means shall constitute presence in person at such a meeting.

        Section 6.    Notice.    Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed, to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram be delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 7.    Quorum.    A majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present, or the refusal of any director present to vote.

        Section 8.    Manner of Acting.    The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 9.    Action Without a Meeting.    Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

        Section 10.    Vacancies.    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting, or a special meeting, of shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

        Section 11.    Compensation.    By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 12.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

 Article IV.
Officers

        Section 1.    Number.    The officers of the Corporation shall include a Chief Executive Officer (CEO), a President, a Secretary and a Chief Financial Officer (CFO), all of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

        Section 2.    Election and Term of Office.    The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    Removal.    Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 4.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5.    CEO.    The CEO shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders, and he shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. He may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 6.    The President.    The President, in the absence of the CEO or in the event of the CEO's death, inability or refusal to act, shall perform the duties of the CEO, and when so acting, shall have the powers of and be subject to all the restrictions upon the CEO. The President may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors.

        Section 7.    The Secretary.    The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president or any President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the

Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors.

        Section 8.    The CFO.    The CFO shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of CFO and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the CFO shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

        Section 9.    Treasurer, Assistant Secretaries and Assistant Treasurers.    The treasurer and any assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine, and shall perform such duties as assigned them by the CFO, the CEO or the Board of Directors. Assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the CEO or the Board of Directors.

        Section 10.    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Article V.
Contracts, Loans, Checks and Deposits

        Section 1.    Contracts.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2.    Loans.    No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3.    Checks, Drafts, etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

        Section 4.    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Article VI.
Certificates for Shares

        Section 1.    Certificates for Shares.    Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or any vice-president, and by the secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number

[page 11 missing]

 Article VII.
Fiscal Year

        The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

Article VIII.
Dividends

        The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Article of Incorporation.

Article IX.
Corporate Seal

        The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and which shall set for the state of incorporation and the words "Corporate Seal".

Article X.
Waiver of Notice

        Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or the provisions of the Articles of Incorporation or under the provisions of the Constitution of Alabama or the Alabama Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article XI.
Amendments

        These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders at any regular or special meeting, provided, however, that the Board of Directors may not alter, amend or repeal any by-law establishing what constitutes a quorum at shareholders meetings.

Article XII.
Executive Committee

        Section 1.    Appointment.    The Board of Directors, by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        Section 2.    Authority.    The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and except also that the executive committee shall not have the authority of the Board of Directors in reference to declaring a dividend or distribution from capital surplus, issuing capital stock, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof or filling vacancies in the Board of Directors.

        Section 3.    Tenure and Qualifications.    Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

        Section 4.    Meetings.    Regular meetings of the executive committees may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one (1) day's notice stating the place, date and how of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting. Members of the executive committee may participate in a meeting by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation in the meeting shall constitute presence in person at a meeting.

        Section 5.    Quorum.    A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

        Section 6.    Action Without a Meeting.    Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the members of the executive committee.

        Section 7.    Vacancies.    Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

        Section 8.    Resignations and Removal.    Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 9.    Procedure.    The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

        [this seemingly unrelated "page 7" follows "page 14"]

transfer agent, and the registrar against any claim that may be made concerning the alleged loss, destruction, or theft of a certificate, and (d) satisfies any other reasonable requirements imposed by this Corporation.

        Section 10.    Restrictive Legend.    Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that this Corporation will furnish to any shareholder, upon request and without charge, a full statement of the restriction.

 Article XIII.
DIVIDENDS

        The board of directors from time to time may declare, and this Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Article XIV.
SEAL

        The corporate seal shall have the name of this Corporation and the word "seal" inscribed on it, and may be a facsimile, engraved, printed, or an impression seal.

Article XV.
AMENDMENT

        These bylaws may be repealed or amended, and additional bylaws may be adopted, by either a vote of a majority of the full board of directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors. In order to be effective, any amendment approved hereby must be in writing and attached to these Bylaws.

QuickLinks

  Exhibit 3.65
Amended and Restated By-Laws of Summit Research Corporation August 2002
Article I. Offices
Article II. Shareholders
Article III. Board of Directors
Article IV. Officers
Article V. Contracts, Loans, Checks and Deposits
Article VI. Certificates for Shares
Article VII. Fiscal Year
Article VIII. Dividends
Article IX. Corporate Seal
Article X. Waiver of Notice
Article XI. Amendments
Article XII. Executive Committee
Article XIII. DIVIDENDS
Article XIV. SEAL
Article XV. AMENDMENT